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                                                                     Exhibit 5.1




                                October 31, 1996

Board of Directors
Occupational Health + Rehabilitation Inc
175 Derby Street, Suite 36

Hingham, MA 02043

         Re:      Registration Statement on Form S-8
                  Relating to Shares of Common Stock of Occupational Health + Rehabilitation Inc Issuable under Its
                  1996 Stock Plan

To Members of the Board:

         As counsel for Occupational Health + Rehabilitation Inc, a Delaware corporation (the "Company"), we are furnishing you with this opinion in connection with the issuance of a maximum of 265,000 shares of Common Stock of the Company (the "Shares") pursuant to the above-referenced Plan (the "Plan"), to which the above-referenced Registration Statement relates.

         We have examined the Registration Statement and such originals or copies of corporate records of the Company, certificates of public officials and of officers of the Company and other documents, have obtained such assurances from officers and representatives of the Company, have made such other factual inquiries, and have made such examination of law, as we have deemed proper and necessary to enable us to render this opinion.

         Based on the foregoing, it is our opinion that when the Registration Statement shall have become effective, and the Shares shall have been issued and delivered against payment therefor as contemplated by the Plan and said Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,

                                Shipman & Goodwin LLP